Exhibit 1.01

CONFLICT MINERALS REPORT
Diebold Nixdorf, Incorporated
For the Year Ended December 31, 2019
Introduction
This Conflict Minerals Report (the “Report”) of Diebold Nixdorf, Incorporated, including its consolidated subsidiaries (“we,” “our,” “Diebold Nixdorf,” or the “Company”) is filed as an exhibit to Form SD as required by Rule 13p-1 (the “Rule”) under the Securities Exchange Act of 1934, as amended, for the reporting period from January 1, 2019 through December 31, 2019 (the “Reporting Period”).1
1Forward-looking statements contained in this Report are made based on known events and circumstances at the time of release, and as such, are subject in the future to unforeseen uncertainties and risks. Statements in this Report that express a belief, expectation or intention, as well as those that are not historical fact, are forward-looking statements, including statements related to Diebold Nixdorf’s compliance efforts and expected actions identified in this Report. These forward-looking statements are subject to various risks, uncertainties, and assumptions, including, among other matters, our customers’ requirements to use certain suppliers, our suppliers’ responsiveness and cooperation with our due diligence efforts, our ability to implement improvements in our conflict minerals program, and our ability to identify and mitigate related risks in our supply chain. If one or more of these or other risks materialize, actual results may vary materially from those expressed. For a more complete discussion of these and other risk factors, see Diebold Nixdorf’s other filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2019 and subsequent Quarterly Reports on Form 10-Q. Diebold Nixdorf makes these statements as of the date of this disclosure and undertakes no obligation to update them unless otherwise required by law.
Based on existing guidance from the SEC, this Report has not been audited, nor is an independent private sector audit required for this Report.
Company Overview
Diebold Nixdorf, Incorporated is a world leader in enabling Connected Commerce. The company automates, digitizes and transforms the way people bank and shop. Diebold Nixdorf’s integrated solutions connect digital and physical channels conveniently, securely and efficiently for millions of consumers every day. As an innovation partner for nearly all of the world's top 100 financial institutions and a majority of the top 25 global retailers, the company delivers unparalleled services and technology that power the daily operations and consumer experience of banks and retailers around the world. Diebold Nixdorf has a presence in more than 100 countries with approximately 22,000 employees worldwide.
Reasonable Country of Origin Inquiry
Diebold Nixdorf identified the potential use of certain necessary minerals (i.e., gold, columbite-tantalite (coltan), cassiterite, wolframite, and their derivatives, which are limited to tantalum, tin, and tungsten) (“Conflict Minerals”) in the production of Diebold Nixdorf manufactured or contracted to manufacture products. Therefore, for the Reporting Period, a good faith, reasonable country of origin inquiry (“RCOI”) was undertaken to determine if any of the necessary Conflict Minerals contained in our products originated in the Democratic Republic of the Congo or an adjoining country (“Covered Country”) or came from recycled or scrap sources.
Our process for the Reporting Period was as follows:
We identified relevant global suppliers to survey if they matched the following criteria: (a) a spend value of $100,000 or more in calendar year 2019 and (b) provided parts and materials directly to Diebold Nixdorf that were used for the manufacturing of, or contracting to manufacture, our products (“Direct Suppliers”). After identifying the relevant suppliers, we provided each of them with an email from an assignee of the Vice President and Chief Procurement Officer in which we reiterated Diebold Nixdorf’s dedication to supply chain transparency, provided our Supplier Code of Conduct, and instructed the Direct Suppliers to complete the most current version Conflict Minerals Reporting

Template (“CMRT”) developed by the former Conflict-Free Sourcing Initiative, now Responsible Mineral Initiative (“RMI”). At the beginning of the reporting period the most current version was Revision 5.11, with the subsequent release of 5.12 on April 26, 2019. The majority of suppliers provided feedback with 5.12 version. We reviewed the responses for completeness, accuracy, and consistency. When we determined that our Direct Suppliers’ responses contained information we believed to be incomplete, inaccurate, or contained potentially inconsistent responses, we followed up with those Direct Suppliers by e-mail or phone to seek additional information or clarification about those responses.
Applying this criteria, we identified 226 Direct Suppliers, which constituted approximately 98% of our global direct manufacturing spend in 2019. We have maintained this level of visibility year-over-year. As of the time of this Report, we received responses from 214 of 226 of our Direct Suppliers. Each year, Diebold Nixdorf has taken steps to increase its supplier’s response rates.
Based on both the CMRT responses and Diebold Nixdorf’s RCOI response validation and data collection, we conclude that there is a possibility that certain of the Conflict Minerals in our manufactured or contracted to manufacture products for the Reporting Period may have originated in a Covered Country and are not from recycled or scrap sources. Accordingly, we performed due diligence in an effort to determine the source and chain of custody of these necessary Conflict Minerals.
Due Diligence
Design of Due Diligence
Diebold Nixdorf’s due diligence process was designed to conform, in all material respects, with the framework in the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition, 2016, and the related Supplements for tin, tantalum, and tungsten and for gold (“OECD Guidance”), as it relates to Diebold Nixdorf’s position in the supply chain as a “downstream” purchaser.
Due Diligence Measures Performed
The following is a description of the due diligence measures we performed for the Reporting Period in accordance with the OECD Guidance.
OECD Step 1: Establish and Maintain Strong Company Management Systems
Diebold Nixdorf maintained its Conflict Minerals Management Committee (the “Committee”) to set and manage our objectives and processes regarding Conflict Minerals. The Committee met and conferred repeatedly during the Reporting Period. The Committee consisted of an assignee of the Vice President and Chief Procurement Officer, Senior Director of Strategic Sourcing, Vice President of Internal Audit, Vice President Associate General Counsel and other representatives from the procurement, legal, and communications departments. A program manager was also responsible for executing on the Committee’s objectives. Diebold Nixdorf’s Conflict Minerals Policy (the “Policy”) is the charter for the Committee and sets forth our internal compliance requirements regarding Conflict Minerals. The Policy is publicly available on our company website at: https://www.dieboldnixdorf.com/en-us/about-us/corporate-responsibility. The content of any website referred to in this Report is not incorporated by reference in this Report. Pursuant to the Policy, we record and retain all information and findings from the RCOI and due diligence process for 5 years in a centralized electronic Company system.
All Direct Suppliers are required to support a sustainable and transparent supply chain and conduct due diligence on their own supply chains, among other things. All Direct Suppliers are required to comply with the Supplier Code of Conduct, which is available on our company website at: https://www.dieboldnixdorf.com/en-us/about-us/corporate-responsibility. Throughout the Reporting Period, to the extent possible, we incorporated the Supplier Code of Conduct into some of our supplier contracts.
Suppliers and employees are encouraged to utilize our grievance mechanisms to report concerns or violations of Diebold Nixdorf’s Code of Business Ethics, Supplier Code of Conduct, or other internal policies, including our Conflict Minerals Policy. Suppliers and employees may contact Diebold Nixdorf’s sourcing managers, our ethics and compliance team, or the Diebold Nixdorf EthicsPoint hotline at https://secure.ethicspoint.com/domain/media/en/gui/2013/index.html to make such reports.

OECD Step 2: Identify and Assess Risks in the Supply Chain
After we received CMRT or other responses from our Direct Suppliers, we utilized internal automated and manual systems (“the System”) to organize, sort, and analyze all CMRT data provided by Direct Suppliers.
When incomplete or non-responsive information was received, we sent follow up e-mail reminders to the Direct Supplier. If we did not receive sufficient information after e-mail reminders, the Direct Supplier was escalated to its Diebold Nixdorf sourcing manager, who was responsible for communicating directly with the Direct Supplier to resolve outstanding issues. Additionally, members of the Legal team contacted sourcing managers to increase timeliness and quality of responses. Completed CMRTs and other responses were then loaded into our System.
OECD Step 3: Design and Implement a Strategy to Respond to Identified     Risks
We reviewed Direct Supplier responses for smelter and refiner information and compared that information to the list of smelters and refiners that have received a “conformant” designation from the RMI’s Responsible Minerals Assurance Process (“RMAP”), which was formerly referred to as the Conflict-Free Smelter Program or CFSP. We reported the status of the survey and due diligence results to our Chief Legal Officer and Chief Ethics & Compliance Officer.
OECD Step 4: Carry out Independent Third-Party Audit of Smelter’s/Refiner’s Due Diligence Practices
We do not have direct relationships or communications with smelters or refiners of Conflict Minerals and thus we do not carry out audits of these facilities. Instead, we urge our Direct Suppliers to gather information from their suppliers and the rest of their supply chain in order to accurately complete the CMRT.
OECD Step 5: Report Annually on Supply Chain Due Diligence
We report on our conflict minerals due diligence annually by making our Form SD and this Report publicly available on our website at https://www.dieboldnixdorf.com/en-us/about-us/corporate-responsibility. Also, our Form SD (including this Report) is filed with the SEC.
Results of Review
Facilities Used to Process the Necessary Conflict Minerals
Our Direct Suppliers identified a total of 630 purported smelters and refiners in their CMRT responses. We analyzed and compared the smelters and refiners identified by our Direct Suppliers to RMAP smelter and refiner information. Based on our analysis, as of May 7, 2020, we determined that 381 were designated conformant and active by the RMAP.
Most of our Direct Suppliers provided their responses at a company level and, although some of the Direct Suppliers provided product-level responses, we were unable to determine whether a particular smelter or refiner named in the responses processed the necessary Conflict Minerals in our products.
The facilities identified by our Direct Suppliers that may have processed the Conflict Minerals contained in our products include, but may not be limited to, the RMAP conformant smelters and refiners listed in Table 1.
Country of Origin of Our Necessary Conflict Minerals
Using the RMI RCOI Data Document (content from RMI http://www.responsiblemineralsinitiative.org/conformant-smelter-refiner-lists/ as of May 7 2020), we were able to gather information about countries of origin associated with the RMAP conformant smelters and refiners named by our Direct Suppliers, but we are not able to determine the country of origin of the specific Conflict Minerals contained in the products we purchased from our Direct Suppliers. According to the information available to us from the RMI, the list of countries of origin associated with the RMAP conformant smelters and refiners listed on Table 1 is attached hereto as Table 2.
Efforts to Determine the Mine or Location of Origin
We have determined that the most reasonable effort we can make to determine the mines or locations of origin of our Conflict Minerals with the greatest possible specificity is to seek information from our Direct Suppliers about the smelters and refiners and the countries of origin of the necessary Conflict Minerals in the products we purchase from them and urge that our Direct Suppliers do the same with their direct suppliers. We must rely on our Direct Suppliers and indirect suppliers to provide information about the mine or location of origin of the necessary Conflict Minerals in our products.
Future Steps to Mitigate Risk
In 2020, we expect to continue the due diligence measures described in this report and improve our efforts to obtain better visibility into our supply chain through the use of CMRT surveys and analysis of Direct Supplier smelter/refiner and country of origin information. We will continue to urge our Direct Suppliers to investigate their supply chains to clarify and eliminate all undetermined or unknown responses. Internally, we expect to continue making improvements and investment into our toolbox for data intake and analysis to increase response rates from our suppliers, historically exceeding 90%. And finally, we expect to process outstanding responses from Direct Suppliers we received after the cut-off date relating to this Reporting Period as part of our ongoing Conflict Minerals program.

TABLE 1

Metal	Conformant Supplier	Country
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Amagasaki Factory, Hyogo Prefecture, Japan	JAPAN
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Aurubis AG	GERMANY
Gold	Norddeutsche Affinererie AG	GERMANY
Gold	Central Bank of the Philippines Gold Refinery & Mint	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Xstrata	CANADA
Gold	Cendres + Métaux S.A.	SWITZERLAND
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	Do Sung Corporation	KOREA, REPUBLIC OF
Gold	DODUCO Contacts and Refining GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	Dowa Kogyo k.k.	JAPAN
Gold	Dowa Metals & Mining Co. Ltd	JAPAN
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Ltd. Hong Kong	HONG KONG
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Johnson Matthey Inc. (USA)	UNITED STATES OF AMERICA
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Johnson Matthey Limited	CANADA
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN

Gold	Pan Pacific Copper Co Ltd.	JAPAN
Gold	Saganoseki Smelter & Refinery	JAPAN
Gold	Tamano Smelter	JAPAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Kojima Kagaku Yakuhin Co., Ltd	JAPAN
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Refinery LS-Nikko Copper Inc.	KOREA, REPUBLIC OF
Gold	Materion	UNITED STATES OF AMERICA
Gold	Williams Advanced Materials	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies (Hong Kong) Ltd.	HONG KONG
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Switzerland	SWITZERLAND
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Takehara Refinery	JAPAN
Gold	Federal State Unitary Enterprise Moscow Special Processing Plant (FSUE MZSS)	RUSSIAN FEDERATION
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	PAMP S.A.	SWITZERLAND
Gold	Produits Artistiques de Métaux	SWITZERLAND
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Précinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Royal Canadian Mint	CANADA
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SD (Samdok) Metal	KOREA, REPUBLIC OF
Gold	SEMPSA Joyería Platería S.A.	SPAIN
Gold	Sempsa JP (Cookson Sempsa)	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	zhaojinjinyinyelian	CHINA
Gold	Zhaojin Mining Industry Co., Ltd.	CHINA
Gold	Zhaoyuan Gold Group	CHINA
Gold	Zhao Yuan Gold Mine	CHINA

Gold	Zhao Yuan Gold Smelter of ZhongJin	CHINA
Gold	Zhao Yuan Jin Kuang	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Shyolkovsky	RUSSIAN FEDERATION
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	SOLAR CHEMICALAPPLIED MATERIALS TECHNOLOGY (KUN SHAN)	TAIWAN
Gold	MEM(Sumitomo Group)	JAPAN
Gold	Niihama Toyo Smelter & Refinery	JAPAN
Gold	SMM	JAPAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Toyo Smelter & Refinery	JAPAN
Gold	Shonan Plant Tanaka Kikinzoku	JAPAN
Gold	Singapore Tanaka	JAPAN
Gold	Tanaka Denshi Kogyo K.K	JAPAN
Gold	Tanaka Electronics (Hong Kong) Pte. Ltd.	JAPAN
Gold	TANAKA Electronics (Malaysia) SDN. BHD.	JAPAN
Gold	Tanaka Electronics (Singapore) Pte. Ltd.	JAPAN
Gold	Tanaka Kikinzoku International	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Tanaka Precious Metals	JAPAN
Gold	China's Shandong Gold Mining Co., Ltd	CHINA
Gold	Gold Mining in Shandong (Laizhou) Limited Company	CHINA
Gold	LAIZHOU SHANDONG	CHINA
Gold	Shandong Gold Mine(Laizhou) Smelter Co., Ltd.	CHINA
Gold	Shandong middlings JinYe group Co., LTD	CHINA
Gold	Shangdong Gold (Laizhou)	CHINA
Gold	The Refinery of Shandong Gold Mining Co.,Ltd	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Metallurgie Hoboken Overpelt	BELGIUM
Gold	Umicore Precious Metals Refining Hoboken	BELGIUM
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	SWITZERLAND
Gold	AGR Mathey	AUSTRALIA
Gold	AGR (Perth Mint Australia)	AUSTRALIA
Gold	ANZ Bank	AUSTRALIA
Gold	ANZ (Perth Mint 4N)	AUSTRALIA
Gold	The Perth Mint	AUSTRALIA
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN

Gold	Henan Zhongyuan Gold Smelter of Zhongjin Gold Corporation Limited	CHINA
Gold	Fujian Zijin mining stock company gold smelter	CHINA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	Zijin Kuang Ye Refinery	CHINA
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA
Gold	Zijin Mining Industry Corporation	CHINA
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	Singway Technology Co., Ltd.	TAIWAN
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	T.C.A S.p.A	ITALY
Gold	Remondis Argentia B.V.	NETHERLANDS
Gold	REMONDIS PMR B.V.	NETHERLANDS
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Marsam Metals	BRAZIL
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	SAAMP	FRANCE
Gold	L'Orfebre S.A.	ANDORRA
Gold	8853 S.p.A.	ITALY
Gold	Italpreziosi	ITALY
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	Bangalore Refinery Pvt Ltd	INDIA
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	Safimet S.p.A	ITALY
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Tantalum	Asaka Riken Co., Ltd.	JAPAN
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA

Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineração Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Molycorp Silmet A.S.	ESTONIA
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Solikamsk Metal Works	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck Goslar	GERMANY
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF
Tantalum	PRG Dooel	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF
Tantalum	CP Metals Inc.	UNITED STATES OF AMERICA
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	Alent plc	UNITED STATES OF AMERICA
Tin	Alpha Metals Korea Ltd.	UNITED STATES OF AMERICA
Tin	Alpha Metals Taiwan	UNITED STATES OF AMERICA
Tin	Cookson	UNITED STATES OF AMERICA
Tin	Cookson Alpha Metals (Shenzhen) Co., Ltd.	UNITED STATES OF AMERICA
Tin	CV Gita Pesona	INDONESIA
Tin	CV Nurjanah	INDONESIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	PT Premium Tin Indonesia	INDONESIA

Tin	CV United Smelting	INDONESIA
Tin	Dowa Metaltech Co., Ltd.	JAPAN
Tin	Empresa Metalúrgica Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Empressa Nacional de Fundiciones (ENAF)	BOLIVIA (PLURINATIONAL STATE OF)
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	ENAF	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Fenix Metals	POLAND
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Yunnan Gejiu Zili Metallurgy Co. Ltd.	CHINA
Tin	Huichang Shun Tin Kam Industries, Ltd.	CHINA
Tin	Jiangxi Shunda Huichang Kam Tin Co., Ltd.	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Kaimeng (Gejiu) Industry and Trade Co., Ltd.	CHINA
Tin	Kai Union Industry and Trade Co., Ltd. (China)	CHINA
Tin	Kai Unita Trade Limited Liability Company	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	GuangXi China Tin	CHINA
Tin	Guangxi Hua Shu Dan CO., LTD.	CHINA
Tin	Guang Xi Liu Zhou	CHINA
Tin	Liuzhhou China Tin	CHINA
Tin	Metallic Materials Branch of Guangxi China Tin Group Co.,Ltd.	CHINA
Tin	XiHai - Liuzhou China Tin Group Co ltd	CHINA
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	MSC	MALAYSIA
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Toboca/ Paranapenema	BRAZIL
Tin	Funsur Smelter	PERU
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	Nanshan Tin Co. Ltd.	CHINA
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	Operaciones Metalúrgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	Brand IMLI	INDONESIA
Tin	Indra Eramulti Logam	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Indora Ermulti	INDONESIA
Tin	PT Indra Eramult Logam Industri	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA

Tin	PT Karimun Mining	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	Brand RBT	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Timah Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	Rui Da Hung	TAIWAN
Tin	Soft Metais Ltda.	BRAZIL
Tin	Thailand Smelting & Refining Co Ltd	THAILAND
Tin	Thaisarco	THAILAND
Tin	Thai Solder Industry Corp., Ltd.	THAILAND
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	The Gejiu cloud new colored electrolytic	CHINA
Tin	Yunan Gejiu Yunxin Electrolyze Limited	CHINA
Tin	YUNXIN colored electrolysis Company Limited	CHINA
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	Chengfeng Metals Co Pte Ltd	CHINA
Tin	Gejiu City Datun Chengfeng Smelter	CHINA
Tin	Yunnan Adventure Co., Ltd.	CHINA
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd	CHINA
Tin	Yunnan wind Nonferrous Metals Co., Ltd.	CHINA
Tin	China Yunnan Tin Co Ltd.	CHINA
Tin	Smelting Branch of Yunnan Tin Company Ltd	CHINA
Tin	Tin Products Manufacturing Co.LTD. of YTCL	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tin	Yuntinic Resources	CHINA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	PT Inti Stania Prima	INDONESIA
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Dua Sekawan	INDONESIA
Tin	CV Tiga Sekawan	INDONESIA
Tin	PT Rajehan Ariq	INDONESIA
Tin	Resind Ind e Com Ltda.	BRAZIL
Tin	Resind Indústria e Comércio Ltda.	BRAZIL

Tin	Metallo Belgium N.V.	BELGIUM
Tin	Metallo-Chimique N.V.	BELGIUM
Tin	Elmet S.L.U.	SPAIN
Tin	Metallo Spain S.L.U.	SPAIN
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIETNAM
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	PT Lautan Harmonis Sejahtera	INDONESIA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	PT Bangka Serumpun	INDONESIA
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA
Tin	PT Rajawali Rimba Perkasa	INDONESIA
Tin	Luna Smelter, Ltd.	RWANDA
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	ATI Metalworking Products	UNITED STATES
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	Chaozhou Xianglu Tungsten Industry Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Tungsten Industry Group Co. Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Shaoguan Xinhai Rendan Tungsten Industry Co. Ltd	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA

Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tungsten	Masan Tungsten Chemical LLC (MTC)	VIETNAM
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIETNAM
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	Ganzhou Haichuang Tungsten Industry Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Moliren Ltd	RUSSIAN FEDERATION
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA

TABLE 2

Country
ANDORRA	MEXICO
AUSTRALIA	NETHERLANDS
AUSTRIA	NORTH MACEDONIA, REPUBLIC OF
BELGIUM	PERU
BOLIVIA (PLURINATIONAL STATE OF)	PHILIPPINES
BRAZIL	POLAND
CANADA	RUSSIAN FEDERATION
CHILE	RWANDA
CHINA	SINGAPORE
ESTONIA	SOUTH AFRICA
FRANCE	SPAIN
GERMANY	SWEDEN
INDIA	SWITZERLAND
INDONESIA	TAIWAN, PROVINCE OF CHINA
ITALY	THAILAND
JAPAN	TURKEY
KAZAKHSTAN	UNITED ARAB EMIRATES
KOREA, REPUBLIC OF	UNITED STATES OF AMERICA
KYRGYZSTAN	UZBEKISTAN
MALAYSIA	VIETNAM